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                                                                    Exhibit 10.8

                    FIRST AMENDMENT TO OPERATING AGREEMENT

     This First Amendment to Operating Agreement (the "First Amendment") is effective as of the ____ day of ____ (Effective Date) by _____________________ with a mailing address of 10400 Fernwood Road, Bethesda, Maryland 20817 (Owner) and MARRIOTT SENIOR LIVING SERVICES, INC. (Operator), a Delaware corporation with a mailing address of 10400 Fernwood Road, Bethesda, Maryland 20817.

                                   RECITALS:

     A. Owner and Operator entered into that certain Operating Agreement (the "Operating Agreement") effective the 21st day of June 1997;

     B. Owner and Operator desire to amend Section 6.05 of the Operating Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

     1. Section 6.05B of the Operating Agreement shall be deleted in its entirety and replaced with the following:

         B. Notwithstanding Section 6.05A, Owner agrees that in connection with obtaining any Qualified Loan, it will obtain from each prospective Holder or Holders thereof, a Non-Disturbance Agreement pursuant to which Operator's rights under this Agreement will not be disturbed as a result of a loan default stemming from non-monetary factors which (i) relate to Owner and do not relate solely to the Retirement Community, and (ii) are not Defaults by Operator under Article 16 of this Agreement. Furthermore, such Non-Disturbance Agreement shall provide that in the event of a monetary default by Owner under a Secured Loan(s), prior to and as a condition of any resulting Foreclosure, the Holder(s) shall provide Operator with written notice of Owner's monetary default and, thereafter, afford Operator an opportunity to cure such monetary default within a reasonable time period, and the Holder(s) shall accept such performance by Operator in place of performance by Owner. If Owner desires to obtain a Qualified Loan, Operator, on written request from Owner, shall promptly identify those provisions in the proposed loan documents which fall within the categories described in clauses (i) and (ii) above, and Operator shall otherwise assist in expediting the preparation of an agreement between the prospective Holder(s) and Operator, which will implement the provisions of this Section 6.05B.

     2. Section 6.05 of the Operating Agreement is further amended by the insertion of the following additional subparagraph:

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                    SECTION 6.05  NON-DISTURBANCE AGREEMENT

           C. In the event Operator elects to cure a monetary default by Owner under a Secured Loan, pursuant to the provisions of a Non-Disturbance Agreement (and otherwise pursuant to the provisions of subparagraph 6.05B above) all such payments made by Operator shall constitute a loan to Owner and shall accrue interest at a rate equal to the Prime Rate (compounded annually) and shall be repaid to Operator out of first available Operating Profit due Owner after deducting that portion of Operating Profit necessary to pay then current Debt Service.

     3.    New Section 6.11 shall be added as follows:

                  SECTION 6.11  COVENANT TO PAY DEBT SERVICE

           Notwithstanding anything contained herein to the contrary, Owner covenants that during the Term of this Agreement, Owner shall first apply all Owner's Priority and Net Operating Profit that it receives to the payment of Debt Service.

     4. Any capitalized term used but not defined herein shall have the meaning given such term in the Operating Agreement.

     5. The Operating Agreement is in full force and effect and except as modified hereby has not been amended.

     IN WITNESS WHEREOF, Marriott Senior Living Services, Inc., as Operator and ______________________ as Owner, have executed and delivered this First Amendment on the date first herein above set forth.

                                       OPERATOR:


                                       By:
                                          ------------------------------------
                                          Vice President
                                          Marriott Senior Living Services, Inc.

                                       OWNER:


                                       By:
                                          ------------------------------------
                                          Vice President,
                                                         ---------------------

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